Kirkpatrick & Lockhart LLP
                                  Miami Center
                            201 South Biscayne Blvd.
                           Miami, Florida 33131-2399



                                  May 28, 1998



Genetic Vectors, Inc.
5201 N.W. 77th Avenue, Suite 100
Miami, Florida  33166


                  RE:      GENETIC VECTORS, INC.
                           REGISTRATION STATEMENT ON FORM S-8
                           FILE NO. 333-5530 (THE "REGISTRATION STATEMENT") OPINION RE: LEGALITY

Gentlemen:

         We  have  acted  as  counsel  to  Genetic  Vectors,   Inc.,  a  Florida
corporation (the "CORPORATION"), in connection with the preparation of the above-referenced Registration Statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 ACT"), relating to the offering of up to 300,000 shares of the Corporation's Common Stock, par value $0.01 per share (the "COMMON STOCK"), pursuant to the Genetic Vectors, Inc. 1996 Incentive Plan (the "INCENTIVE PLAN") and up to 75,000 shares of Common Stock pursuant to that certain Consulting Agreement, dated June 1996, by and between the Corporation and James A. Joyce (the "CONSULTING AGREEMENT").

                  We are furnishing this opinion to you in accordance with Item 601(b)(5) of Regulation S-K promulgated under the 1933 Act for filing as Exhibit
5.1 to the Registration Statement.

                  We are familiar with the Registration Statement, and we have examined the Corporation's Articles of Incorporation, as amended to date, the Corporation's Bylaws, as amended to date, and minutes and resolutions of the Corporation's Board of Directors and shareholders. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion.

                  Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued by the Corporation under each of the Incentive Plan and the Consulting Agreement, when issued and sold in the manner

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Genetic Vectors, Inc.
May 28, 1998
Page 2


described in the Registration Statement (as amended), will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption "Legal Matters."

                                                Very truly yours,


                                                /s/ Kirkpatrick & Lockhart LLP
                                                --------------------------------
                                                    Kirkpatrick & Lockhart LLP